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                            INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in the Registration Statement of U.S. Restaurant Properties Master L.P. on Form S-3 of our report dated January 12, 1995, on Wiggins Enterprises, Inc. included in the Form 8-K of U.S. Restaurant Properties Master L.P. We also consent to the reference to us under the heading "Experts" in the Prospectus included in such Registration Statement.


Thigpen & Lanier
Statesboro, Georgia
April 18, 1996